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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1999, except for Note 16 which is as of March 2, 1999, relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of Polycom, Inc., which is incorporated by reference in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 20, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP





San Francisco, California
September 7, 1999